EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
InfuSystem Holdings, Inc.
Rochester Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195929, 333-195930, 333-217090, 333-226872, 333-232146, 333-256231, 333-272459 and 333-272461) of InfuSystem Holdings, Inc. of our report dated March 16, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Troy, Michigan
April 9, 2024

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